Exhibit 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: May 16, 2014

SILVER LAKE (OFFSHORE) AIV GP IV, LTD.

By:	/s/ Karen M. King
Name:	Karen M. King
Title:	General Counsel

SILVER LAKE TECHNOLOGY ASSOCIATES IV CAYMAN, L.P.

By:	SILVER LAKE (OFFSHORE) AIV GP IV, LTD., its general partner

By:	/s/ Karen M. King
Name:	Karen M. King
Title:	General Counsel

SILVER LAKE PARTNERS IV CAYMAN (AIV II), L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES IV CAYMAN, L.P., its general partner

By:	SILVER LAKE (OFFSHORE) AIV GP IV, LTD., its general partner

By:	/s/ Karen M. King
Name:	Karen M. King
Title:	General Counsel

SILVER LAKE TECHNOLOGY INVESTORS IV CAYMAN, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES IV CAYMAN, L.P., its general partner

By:	SILVER LAKE (OFFSHORE) AIV GP IV, LTD., its general partner

By:	/s/ Karen M. King
Name:	Karen M. King
Title:	General Counsel

SLP ARGO I LTD.

By:	/s/ Karen M. King
Name:	Karen M. King
Title:	General Counsel

SLP ARGO II LTD.

By:	/s/ Karen M. King
Name:	Karen M. King
Title:	General Counsel